Exhibit 99.1

News

July 28, 2010

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Solid Performance in Second Quarter 2010

•	Earnings from continuing operations increase by 4.8 percent to $651 million
•	Management raises guidance for full-year EPS

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported second-quarter 2010 earnings from continuing operations of $651 million, or $1.68 per share on a fully diluted basis, compared to 2009 second-quarter earnings from continuing operations of $621 million, or $1.61 per share fully diluted. Revenues in the quarter were $8.1 billion. Operating earnings grew by 4.2 percent over second-quarter 2009, to $985 million.

Net earnings for the second quarter of 2010 were $648 million, compared to $618 million in the year-ago period. Net earnings on a per-share, fully diluted basis were $1.67 in the current quarter, an increase of 4.4 percent over the year-ago period.

Margins

Company-wide operating margins in the quarter were 12.2 percent, an increase of 50 basis points over second-quarter 2009. Aerospace and Combat Systems margins drove that improvement, increasing 160 and 150 basis points respectively. In comparison to first-quarter 2010, company-wide operating margins increased 40 basis points overall on improvements in Aerospace, Combat Systems and Marine Systems performance. Information Systems and Technology margins remained steady at 10.5 percent.

Backlog

The company’s funded backlog at the end of the quarter was $45.9 billion and total backlog was $62.5 billion. Orders received in the quarter underscored the continuing global demand for the company’s products and services, including Gulfstream business jets; Stryker, LAV III and Scout SV armored vehicles; Hydra-70 rockets, motors and warheads; engineering, support and lead-yard services for several shipbuilding programs; and information technology, communications and computing products and services.

In addition to the backlog, the company’s estimated potential contract value – management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options – grew to $21.7 billion at the end of second-quarter 2010, a 28 percent increase over the prior quarter.

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Cash

Net cash provided by operating activities in the second quarter totaled $477 million. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $414 million for the period.

“General Dynamics’ focus on operational excellence is reflected in the operating margins of each of our business groups,” said Jay L. Johnson, chairman and chief executive officer. “We continue to increase efficiency, improve productivity and drive cost out of our processes in order to deliver the highest-quality, most-affordable products and services to our customers.

“Based on our performance this quarter and a clearer view of what the second half of the year may hold, we now expect full-year 2010 earnings from continuing operations to be $6.60 to $6.65 per share, fully diluted,” Johnson said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 91,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they are made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second-quarter securities-analyst conference call at 11:30 a.m. Eastern Time on Wednesday, July 28, 2010. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 1:30 p.m. July 28 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 72339413. The phone replay will be available from 1:30 p.m. July 28 until midnight August 4, 2010.

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EXHIBIT A

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2010	2009	$	%
Revenues	$8,104	$8,100	$4	0.0%
Operating costs and expenses	7,119	7,155	36

Operating earnings	985	945	40	4.2%
Interest, net	(42)	(38)	(4)
Other, net	2	—	2

Earnings from continuing operations before income taxes	945	907	38	4.2%
Provision for income taxes	294	286	(8)

Earnings from continuing operations	$651	$621	$30	4.8%

Discontinued operations, net of tax	(3)	(3)	—

Net earnings	$648	$618	$30	4.9%

Earnings per share - basic
Continuing operations	$1.70	$1.61	$0.09	5.6%
Discontinued operations	$(0.01)	$(0.01)	$—

Net earnings	$1.69	$1.60	$0.09	5.6%

Basic weighted average shares outstanding (in millions)	384.3	385.0

Earnings per share - diluted
Continuing operations	$1.68	$1.61	$0.07	4.3%
Discontinued operations	$(0.01)	$(0.01)	$—

Net earnings	$1.67	$1.60	$0.07	4.4%

Diluted weighted average shares outstanding (in millions)	388.5	387.0

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EXHIBIT B

CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2010	2009	$	%
Revenues	$15,854	$16,364	$(510)	(3.1)%
Operating costs and expenses	13,951	14,514	563

Operating earnings	1,903	1,850	53	2.9%
Interest, net	(86)	(77)	(9)
Other, net	2	3	(1)

Earnings from continuing operations before income taxes	1,819	1,776	43	2.4%
Provision for income taxes	569	562	(7)

Earnings from continuing operations	$1,250	$1,214	$36	3.0%

Discontinued operations, net of tax	(5)	(6)	1

Net earnings	$1,245	$1,208	$37	3.1%

Earnings per share - basic
Continuing operations	$3.25	$3.15	$0.10	3.2%
Discontinued operations	$(0.01)	$(0.02)	$0.01

Net earnings	$3.24	$3.13	$0.11	3.5%

Basic weighted average shares outstanding (in millions)	384.6	385.4

Earnings per share - diluted
Continuing operations	$3.21	$3.14	$0.07	2.2%
Discontinued operations	$(0.01)	$(0.02)	$0.01

Net earnings	$3.20	$3.12	$0.08	2.6%

Diluted weighted average shares outstanding (in millions)	388.8	386.8

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EXHIBIT C

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Second Quarter		Variance
	2010	2009	$	%
Revenues:
Aerospace	$1,383	$1,415	$(32)	(2.3)%
Combat Systems	2,111	2,405	(294)	(12.2)%
Marine Systems	1,637	1,625	12	0.7%
Information Systems and Technology	2,973	2,655	318	12.0%

Total	$8,104	$8,100	$4	0.0%

Operating earnings:
Aerospace	$233	$215	$18	8.4%
Combat Systems	295	300	(5)	(1.7)%
Marine Systems	167	168	(1)	(0.6)%
Information Systems and Technology	312	284	28	9.9%
Corporate	(22)	(22)	—	0.0%

Total	$985	$945	$40	4.2%

Operating margins:
Aerospace	16.8%	15.2%
Combat Systems	14.0%	12.5%
Marine Systems	10.2%	10.3%
Information Systems and Technology	10.5%	10.7%
Total	12.2%	11.7%

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months		Variance
	2010	2009	$	%
Revenues:
Aerospace	$2,740	$2,870	$(130)	(4.5)%
Combat Systems	4,113	4,812	(699)	(14.5)%
Marine Systems	3,276	3,294	(18)	(0.5)%
Information Systems and Technology	5,725	5,388	337	6.3%

Total	$15,854	$16,364	$(510)	(3.1)%

Operating earnings:
Aerospace	$451	$415	$36	8.7%
Combat Systems	564	579	(15)	(2.6)%
Marine Systems	328	331	(3)	(0.9)%
Information Systems and Technology	602	573	29	5.1%
Corporate	(42)	(48)	6	12.5%

Total	$1,903	$1,850	$53	2.9%

Operating margins:
Aerospace	16.5%	14.5%
Combat Systems	13.7%	12.0%
Marine Systems	10.0%	10.0%
Information Systems and Technology	10.5%	10.6%
Total	12.0%	11.3%

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EXHIBIT E

PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	July 4, 2010	December 31, 2009
ASSETS
Current assets:
Cash and equivalents	$1,853	$2,263
Accounts receivable	3,545	3,678
Contracts in process	4,893	4,449
Inventories	1,967	2,126
Other current assets	908	733

Total current assets	13,166	13,249

Noncurrent assets:
Property, plant and equipment, net	2,850	2,912
Intangible assets, net	2,018	2,098
Goodwill	12,316	12,269
Other assets	522	549

Total noncurrent assets	17,706	17,828

Total assets	$30,872	$31,077

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$703	$705
Accounts payable	2,396	2,365
Customer advances and deposits	3,740	4,313
Other current liabilities	2,956	2,988

Total current liabilities	9,795	10,371

Noncurrent liabilities:
Long-term debt	3,159	3,159
Other liabilities	5,079	5,124
Commitments and contingencies

Total noncurrent liabilities	8,238	8,283

Shareholders’ equity:
Common stock	482	482
Surplus	1,631	1,518
Retained earnings	16,014	15,093
Treasury stock	(3,917)	(3,463)
Accumulated other comprehensive loss	(1,371)	(1,207)

Total shareholders’ equity	12,839	12,423

Total liabilities and shareholders’ equity	$30,872	$31,077

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EXHIBIT F

PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Six Months Ended
	July 4, 2010	July 5, 2009
Cash flows from operating activities:
Net earnings	$1,245	$1,208
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	171	171
Amortization of intangible assets	112	108
Stock-based compensation expense	58	58
Excess tax benefit from stock-based compensation	(19)	(1)
Deferred income tax provision	30	86
Discontinued operations, net of tax	5	6
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	151	(149)
Contracts in process	(414)	(77)
Inventories	161	(115)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	26	(18)
Customer advances and deposits	(633)	(430)
Other current liabilities	(207)	(163)
Other, net	1	79

Net cash provided by operating activities	687	763

Cash flows from investing activities:
Purchases of held-to-maturity securities	(304)	—
Maturities of held-to-maturity securities	264	—
Business acquisitions, net of cash acquired	(237)	(165)
Purchases of available-for-sale securities	(170)	(107)
Capital expenditures	(123)	(170)
Other, net	124	155

Net cash used by investing activities	(446)	(287)

Cash flows from financing activities:
Purchases of common stock	(511)	(109)
Dividends paid	(310)	(283)
Proceeds from option exercises	157	30
Repayments of commercial paper	—	(853)
Proceeds from fixed-rate notes	—	747
Other, net	16	(6)

Net cash used by financing activities	(648)	(474)

Net cash used by discontinued operations—operating activities	(3)	(9)

Net decrease in cash and equivalents	(410)	(7)
Cash and equivalents at beginning of period	2,263	1,621

Cash and equivalents at end of period	$1,853	$1,614

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EXHIBIT G

PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

Non-GAAP Financial Measures:	Second Quarter 2010		Second Quarter 2009
Free cash flow from operations:	Quarter	Year-to-date	Quarter	Year-to-date
Net cash provided by operating activities	$477	$687	$609	$763
Capital expenditures	(63)	(123)	(89)	(170)

Free cash flow from operations (A)	$414	$564	$520	$593

Return on invested capital:
Earnings from continuing operations	$2,443		$2,478
After-tax interest expense	122		100
After-tax amortization expense	153		128

Net operating profit after taxes	2,718		2,706
Average debt and equity	16,026		14,378

Return on invested capital (B)	17.0%		18.8%

Other Financial Information:
Return on equity (C)	20.1%		22.3%
Debt-to-equity (D)	30.1%		35.6%
Debt-to-capital (E)	23.1%		26.2%
Book value per share (F)	$33.75		$28.57
Total taxes paid	$488		$429
Company-sponsored research and development (G)	$122		$119
Employment	90,700		92,000
Sales per employee (H)	$343,400		$349,300
Shares outstanding	380,374,362		385,090,596

(A)	We believe free cash flow from operations is a measurement that is useful to investors, because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.
(B)	We believe return on invested capital is a measurement that is useful to investors, because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.
(D)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(E)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(F)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(G)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(H)	Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

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EXHIBIT H

BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

Second Quarter 2010	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Aerospace	$17,393	$408	$17,801	$1,361	$19,162
Combat Systems	11,070	1,695	12,765	4,744	17,509
Marine Systems	8,757	12,541	21,298	768	22,066
Information Systems and Technology	8,658	1,996	10,654	14,848	25,502

Total	$45,878	$16,640	$62,518	$21,721	$84,239

First Quarter 2010
Aerospace	$18,123	$425	$18,548	$1,361	$19,909
Combat Systems	11,201	1,694	12,895	2,079	14,974
Marine Systems	9,634	12,457	22,091	340	22,431
Information Systems and Technology	8,452	1,880	10,332	13,207	23,539

Total	$47,410	$16,456	$63,866	$16,987	$80,853

Second Quarter 2009
Aerospace	$19,306	$570	$19,876	$1,633	$21,509
Combat Systems	11,494	1,364	12,858	2,451	15,309
Marine Systems	8,645	15,724	24,369	1,241	25,610
Information Systems and Technology	8,208	2,297	10,505	12,372	22,877

Total	$47,653	$19,955	$67,608	$17,697	$85,305

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I

SECOND QUARTER 2010 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the second quarter of 2010:

Combat Systems

•	Approximately $380 from the U.S. Army under the Stryker wheeled armored vehicle program for “double-V” hull design and engineering, and contractor logistics and vehicle support.

•	Approximately $280 from the Army for the production of Hydra-70 rockets, motors and warheads. This award has a maximum potential value of nearly $1 billion if all options are exercised.

•

Approximately $90 from the Army to provide Stabilized Commander’s Weapon Stations (SCWS) for Abrams main battle tanks under the Tank Urban Survivability Kit (TUSK) program. This award brings the total contract value to over $450.

•	Approximately $85 from the U.S. Marine Corps under the mine-resistant, ambush-protected (MRAP) vehicle program for RG-31 vehicle field support and engineering upgrades.

•	Approximately $50 from Germany to produce Eagle IV armored vehicles. This contract has a maximum potential value of over $500 if all options are exercised.

•	Approximately $35 from the Canadian government for design work on the LAV III upgrade program. Combat Systems was selected as the prime contractor and systems integrator for the program in 2009.

Marine Systems

•	Approximately $170 from the U.S. Navy for lead-yard services for Virginia-class submarines. The award has a maximum potential value of approximately $880 if all options are exercised.

•	Over $100 from the Navy for engineering and support services for the DDG-1000 program, long-lead construction for the second DDG-1000 and long-lead material for the third ship.

Information Systems and Technology

•

Approximately $775 from the U.K. Ministry of Defence for the demonstration phase of the Scout Specialist Vehicle program. The contract includes options for future vehicle production, which will be added to the backlog upon successful testing of seven prototype vehicles. Work under this contract will be shared with the Combat Systems group, including a significant portion of the future production effort.

•	Approximately $220 of orders for ruggedized computing equipment under the Common Hardware/Software III (CHS-3) program, bringing the total contract value to nearly $2.3 billion.

•	Approximately $100 in orders for networking communications products under the Network-Centric Solutions (NETCENTS) program, bringing the total contract value to over $1.1 billion.

•

An indefinite delivery, indefinite quantity (IDIQ) contract from the National Aeronautics and Space Administration (NASA) for the Space Network Ground Segment Sustainment (SGSS) project. The contract has a maximum potential value of approximately $640 over seven years.

•

One of several awards from the National Geospatial-Intelligence Agency to develop satellite-based intelligence-gathering technology for the Total Application Services for Enterprise Requirements (TASER) IDIQ program. The program has a maximum potential value of $1 billion among all awardees over five years.

•

One of several IDIQ contracts under the Defense Intelligence Agency’s (DIA) Solutions for the Information Technology Enterprise (SITE) contract. The program has a maximum potential value of $6.6 billion among all awardees over five years.

•

One of three awards under the Federal Aviation Administration’s (FAA) System Engineering 2020 Research and Development/Mission Analysis Support program. Our award under this program has a maximum potential value of $1.2 billion over 10 years.

•

One of three awards under the Navy’s Common Afloat Local Area Network Infrastructure (CALI) IDIQ program to provide ships and submarines with secure hardware, software and networking equipment. The program has a maximum potential value of approximately $500 among all awardees.

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EXHIBIT J

AEROSPACE SUPPLEMENTAL DATA (UNAUDITED)

	Second Quarter		Six Months
	2010	2009	2010	2009
Gulfstream Green Deliveries (units):
Large aircraft	20	20	40	42
Mid-size aircraft	8	6	16	15

Total	28	26	56	57

Gulfstream Outfitted Deliveries (units):
Large aircraft	19	22	35	40
Mid-size aircraft	5	9	6	25

Total	24	31	41	65

Pre-owned Deliveries (units):	1	2	4	2

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